Exhibit 32.2

Hungarian Telephone and Cable Corp.

Certification of Principal Financial Officer

I, Robert Bowker, Chief Financial Officer of Hungarian Telephone and Cable Corp., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

To the best of my knowledge and belief, based upon a review of this Amendment No. 1 to the Annual Report on Form 10-K of Hungarian Telephone and Cable Corp. for the fiscal year ended December 31, 2006, and, except as corrected or supplemented in a subsequent report:

•	this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Hungarian Telephone and Cable Corp.

By:	/s/ Robert Bowker
Robert Bowker
Chief Financial Officer
May 24, 2007